Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Suffolk Bancorp
Riverhead, New York

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 4, 2014, relating to the consolidated financial statements of Suffolk Bancorp, and the effectiveness of Suffolk Bancorp’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

New York, New York
May 29, 2014